Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-157092, 333-128026 and 333-114135) on Form S-8 of our report dated June 15, 2026, with respect to the financial statements and the supplemental schedule of The Travelers 401(k) Savings Plan.

/s/ KPMG LLP
     KPMG LLP

Cleveland, Ohio
June 15, 2026

18